POWER OF ATTORNEY
Know all by these presents that the undersigned hereby
constitutes and appoints Pierre Legault with full power of substitution and re-substitution, the undersigned's true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or director of
OSI Pharmaceuticals, Inc. (the "Company") Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Act of 1934, and the rules thereunder:
(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable
to complete and execute  any such Form 3,
Form 4 or Form 5, complete and execute any
amendment or amendments thereto,  and timely file such
form with the United States Securities and
Exchange Commission and any stock exchange or
similar authority; and
(3)	take any other action of any type whatsoever in
connection with the foregoing which in the
opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally
required by, the undersigned, it being
understood that the documents executed by such
attorney in fact on behalf of the undersigned
pursuant to this Power of  Attorney shall be in
such form and shall contain such terms and
conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorneys-in-fact substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4 and 5 with respect to the undersigned's
holdings of, and transactions in securities issued by
the Company unless earlier revoked by the
undersigned in a signed writing delivered to
the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has executed
 this Power of Attorney as of this 26th day of December, 2008.
By:  /s/ Viren Mehta